Exhibit 10.1
GILEAD SCIENCES, INC.
EMPLOYEE STOCK PURCHASE PLAN
Adopted November 15, 1991
Amended May 25, 1994
Amended and Restated January 22, 1998
Approved by Stockholders May 27, 1998
Amended March 30, 1999
Approved by Stockholders July 29, 1999
Amended and Restated July 27, 2005
Amended and Restated January 22, 2007
Approved by Stockholders May 9, 2007
Amended and Restated November 3, 2009
Amended and Restated May 8, 2013
Amended and Restated January 22, 2015
Termination Date: January 22, 2025

1.	Purpose.
(a)The purpose of the Employee Stock Purchase Plan (the “Plan”) is to provide a means by which employees of Gilead Sciences, Inc., a Delaware corporation (the “Company”), and its participating Affiliates (as defined in subparagraph 1(c)) may be given an opportunity to purchase stock of the Company pursuant to a plan that qualifies as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).
(b)The Plan initially was adopted on November 15, 1991. The Plan has been amended and restated on several subsequent occasions, and each offering under the Plan has been subject to the terms and provisions of the Plan in force and effect on the start date of that offering. Effective November 3, 2009, the Plan was amended and restated in its entirety, and subsequent to such date the maximum number of shares of the Company’s common stock reserved for issuance under the Plan, as so amended and restated, are reduced, on a one-for-one basis, by the number of shares of the Company’s common stock issued under the Company’s International Employee Stock Purchase Plan (the “International Plan”). The Plan has been most recently amended and restated in its entirety effective as of January 22, 2015.
(c)The term “Affiliate” as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.
(d)The Company, by means of the Plan, seeks to retain the services of its employees and employees of its Affiliates, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.
(e)The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code, although the Company makes no undertaking or representation to maintain such qualification. The provisions of the Plan shall be construed, administered and enforced in accordance with Section 423(b) of the Code. The Company may also grant rights to purchase stock under the International Plan that are not intended to meet the requirements of Section 423(b) of the Code, pursuant to rules, procedures or sub-plans adopted by the Company under such plan and designed to achieve tax, securities law or other objectives in one or more jurisdictions outside the United States, provided that (i) eligible employees (as that term is described in paragraph 5) who reside in the United States and are employed by the Company or an Affiliate located in the United States will not be granted rights to purchase stock under the International Plan and (ii) eligible employees of Related Entities (as such term is defined in the International Plan), whether or not located in the United States, will not be granted rights to purchase stock under the Plan. Except to the limited extent otherwise provided in the International Plan, the purchase rights granted under that plan will be subject to the same terms, provisions and restrictions as in effect for the purchase rights granted under the Plan.

2.	Administration.
(a)    The Plan shall be administered by the Board of Directors (the “Board”) of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan. All determinations of the Board or the Committee shall be final, conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law.
(b)    The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)To determine when and how rights to purchase stock of the Company shall be granted and the provisions to be in effect for each offering of such rights (with no need for the provisions of each offering to be identical).
(ii)To designate from time to time which Affiliates shall be eligible to participate in the Plan.
(iii)To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
(iv)To amend the Plan as provided in paragraph 13.
(v)Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.
(c)    The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the “Committee”). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.
(d)    The Board (or the Committee, as appropriate) may, from time to time, employ an entity unrelated to the Company to assist with administration, recordkeeping and other ministerial duties in connection with the Plan (a “Third Party Administrator”).

3.	Shares Subject To The Plan.
Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the total number of shares that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate the seventy-eight million five hundred sixty thousand (78,560,000)1 shares of the Company’s $0.001 par value common stock (the “Common Stock”) that the Company’s stockholders have approved for issuance under the Plan. Shares of Common Stock sold pursuant to rights granted under the Plan shall reduce, on a one-for-one basis, the number of shares remaining available for sale and issuance under the Plan. In addition, any shares of Common Stock sold pursuant to rights granted under the International Plan shall also reduce, on a one-for-one basis, the number of shares available for sale and issuance under the Plan. If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for issuance under the Plan, unless otherwise issued under the International Plan. The Common Stock issuable under the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.
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1 Share reserve consists of 4,000,000 shares authorized in November 15, 1991, when the Plan was originally adopted, an additional 8,000,000 shares authorized on May 24, 1994, an additional 8,000,000 authorized on May 27, 1998, an additional 5,280,000 shares authorized on July 29, 1999, and an additional 8,000,000 shares authorized on May 9, 2007, and an additional 12,000,000 shares authorized on May 6, 2015. The share amounts so indicated have been adjusted to reflect the five (5) two-for-one stock splits of the Common Stock effected in February 2001, March 2002, September 2004, June 2007 and January 2013, respectively.

4.	Grant Of Rights; Offering.
The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock under the Plan to eligible employees (an “Offering”) on a date or dates (the “Offering Date(s)”) selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of the Plan by reference in the Offering or otherwise) the substance of the provisions contained in paragraphs 5 through 8, inclusive.

5.	Eligibility.
(a)    Rights may be granted only to employees of the Company or, to employees of any Affiliate designated by the Board or the Committee as provided in subparagraph 2(b). Except as provided in subparagraph 5(b), an employee of the Company or any designated Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or one or more Affiliates for such continuous period preceding the grant date as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any designated Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee’s customary employment with the Company or such designated Affiliate is at least twenty (20) hours per week and at least five (5) months per calendar year.
(b)    The Board or the Committee may provide that, each person who, during the course of an Offering, first becomes an eligible employee of the Company or of any designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:
(i)    the date on which such right is granted shall be the “Offering Date” of such right for all purposes, including determination of the exercise price of such right;
(ii)    the Offering Period (as defined in subparagraph 6(a)) for such right shall begin on its Offering Date and end coincident with the end of such Offering;
(iii)    the Offering Date shall constitute the beginning of a Purchase Period; and
(iv)    the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering Period (as defined in subparagraph 6(a)) for such Offering, he or she will not receive any right under that Offering.
(c)    No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.
(d)    An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted to such employee under “employee stock purchase plans” of the Company and any Affiliate, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase Common Stock of the Company or any Affiliate to accrue at a rate which exceeds U.S. twenty-five thousand dollars (U.S. $25,000) of fair market value of such Common Stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.
(e)    Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.	Rights; Purchase Price.
(a)    On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase the number of shares of Common Stock purchasable with up to fifteen percent (15%) (or such lower percentage as the Board determines for a particular Offering) of such employee’s Earnings (as defined in subparagraph 7(b)) during the period which begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no more than twenty-seven (27) months after the Offering Date (the “Offering Period”). In connection with each Offering made under the Plan, the Board or the Committee shall specify a maximum number of shares which may be purchased by any employee and a maximum aggregate number of shares which may be purchased by all eligible employees pursuant to such Offering. Each Offering Period may contain more than one exercise date, as defined in the relevant Offering (the “Exercise Date”), in which case there will be multiple “Purchase Periods,” the first commencing with the Offering Date and ending with the first Exercise Date of that Offering and subsequent ones commencing with the first day following the immediately preceding Exercise Date and ending with the next Exercise Date of that Offering. Where an Offering contains more than one Exercise Date, the Board or the Committee may, prior to the start of that Offering, specify a maximum number of shares which may be purchased by any employee on each such Exercise Date within such Offering and a maximum aggregate number of shares which may be purchased by all eligible employees on such Exercise Date. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be equitable and practicable under the circumstances.
(b)    The purchase price of Common Stock acquired pursuant to rights granted under the Plan shall be equal to eighty-five percent (85%) of the lower of:
(i)    the Fair Market Value per share of Common Stock on the start of the Offering Period or, if an employee enters the Offering Period after the start date, then the greater of (A) the Fair Market Value per share on the start date of the Offering Period or (B) the Fair Market Value per share on his or her entry date into that Offering Period; or
(ii)    the Fair Market Value per share of Common Stock on the Exercise Date.
(c)    As of any date, “Fair Market Value” is defined as the closing sales price for the Common Stock (or the closing bid, if no sales were reported) on such day as quoted on The Nasdaq Stock Market or as reported by such other source as the Board deems reliable. If there are no quotations for the relevant day, “Fair Market Value” is defined with reference to the most recent preceding date on which there are quotations.

7.	Participation; Withdrawal; Termination.
(a)    An eligible employee may become a participant in an Offering by submitting an enrollment form to the Company, in a form approved by the Company, or by accessing the Third Party Administrator’s website and electronically enrolling within the Offering on or before his or her applicable Offering Date for that Offering. During such enrollment process, the employee shall authorize payroll deductions of up to fifteen percent (15%) (or such lower percentage as the Board determines for a particular Offering) of such employee’s Earnings (as defined in subparagraph 7(b)) during the Offering Period. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce, increase or begin payroll deductions after the beginning of any Offering Period only as provided for in that Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering Period.
(b)    “Earnings” is defined as an employee’s total compensation, including (i) all salary, wages and other remuneration paid to the employee (including amounts elected to be deferred or contributed under any cash or deferred arrangement or cafeteria benefit plan maintained by the Company (or any participating Affiliate) pursuant to Sections 401(k) and 125, respectively, of the Code and (ii) overtime pay, commissions, bonuses, profit sharing and any special payments for extraordinary services. However, “Earnings” shall not include the cost of employee benefits paid by the Company or any Affiliate, education or tuition fee reimbursements, imputed income arising under any group insurance or other employee benefit program, reimbursement of traveling, business or moving expenses, income realized in connection with stock options or other equity awards, amounts elected to be deferred under any nonqualified deferred compensation plan established by the Company or any Affiliate and referral pay which is paid in recognition of referring an employee candidate.
(c)    At any time during an Offering Period a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by submitting a withdrawal notice to the Company or by accessing the Third Party Administrator’s website and electronically electing to withdraw. Such withdrawal may be elected at any time prior to the end of the Purchase Period. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire shares for the participant) under the Offering, without interest unless the terms of the Offering specifically so provide, and such participant’s interest in that Offering shall be automatically terminated. A participant’s withdrawal from an Offering will have no effect upon such participant’s eligibility to participate in any other future Offerings under the Plan but such participant will be required to re-enroll in order to participate in subsequent Offerings under the Plan.
(d)    Except as provided in Section 7(f) below, rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee’s employment with the Company or any participating Affiliate for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire shares for the terminated employee) under the Offering, without interest unless the terms of the Offering specifically so provide.
(e)    Should a participating employee cease to remain in active service by reason of an approved unpaid leave of absence, then such employee shall have the right, exercisable up until the last business day of the Purchase Period in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Period or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Exercise Date. If the participating employee fails to make a timely election, the accumulated payroll deductions will automatically be applied to the purchase of shares on his or her behalf on the next scheduled Exercise Date. In no event, however, shall any further payroll deductions be collected on the employee’s behalf during such leave. Upon the participating employee’s return to active service (i) within three (3) months following the commencement of such leave or (ii) prior to the expiration of any longer period for which such employee had reemployment rights with the Company or any participating Affiliate provided by either statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the employee withdraws from the Plan prior to his or her return. An employee who returns to active employment following a leave of absence that exceeds in duration the applicable time period set forth in (i) or (ii) above shall be treated as a new employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan in order to participate in subsequent Offerings under the Plan.
(f)    Notwithstanding anything to the contrary contained herein, a participating employee who transfers employment from the Company or any Affiliate participating in the Plan to an Affiliate or Related Entity participating in the International Plan shall immediately cease to participate in the Plan. However, his or her accumulated payroll deductions for the Purchase Period in which such transfer occurs shall be transferred to the International Plan, and such individual shall immediately join the then current Offering under the International Plan upon the same terms and conditions in effect for his or her participation in the Plan, except for such modifications as may be required by applicable local law. A participating employee who transfers employment from an Affiliate or Related Entity participating in a current Offering under the International Plan to the Company or any other Affiliate participating in the Plan shall remain a participant in the International Plan until the earlier of (i) the end of the current Offering Period under the International Plan or (ii) the start date of the first Offering under the Plan in which he or she participates following such transfer.
(g)    Rights granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such rights are granted.

8.	Exercise and Delivery.
(a)    On each Exercise Date, each participant’s accumulated contributions (without any increase for interest unless the terms of the Offering specifically so provide) will be applied to the purchase of whole shares of Common Stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering.  No fractional shares shall be issued upon the exercise of rights granted under the Plan.  The amount, if any, of remaining accumulated contributions after the purchase of shares which is less than the amount required to purchase one share of Common Stock on any current Exercise Date within an Offering shall be refunded to such participant as soon as administratively practicable following such Exercise Date, without interest unless the terms of the Offering specifically so provide.
(b)    No rights granted under the Plan may be exercised to any extent unless the Plan (including rights granted thereunder) is covered by an effective registration statement pursuant to the U.S. Securities Act of 1933, as amended. If on an Exercise Date of any Offering hereunder the Plan (and all rights granted thereunder) is not so registered, no rights granted under the Plan or any Offering shall be exercised on such Exercise Date, and all payroll deductions accumulated during the Purchase Period ending on such Exercise Date (reduced to the extent, if any, such deductions have been used to acquire shares) shall be distributed to the participants, without interest, unless the terms of the Offering specifically so provide.
(c)    As soon as administratively practicable following the Exercise Date, the Company shall deliver to each participant or to a registered broker dealer a certificate representing the shares of Common Stock purchased with such participant’s accumulated contributions or may otherwise provide for the transfer of the shares to the participant in book-entry form. The Company may make available an alternative arrangement for delivery of shares to a recordkeeping service. The Committee (or its delegate), in its discretion, may either require or permit participants to elect that such certificates representing the shares purchased or to be purchased under the Plan be delivered to such recordkeeping service.
(d)    The Company or its designee may make such provisions and take such action as it deems necessary or appropriate for the withholding of taxes or other amounts which the Company is required to withhold by applicable law. Each Participant, however, shall be responsible for payment of all individual tax liabilities arising under the Plan.

9.	Covenants of the Company.
(a)    While rights granted under the Plan remain outstanding, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such rights.
(b)    The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell shares upon exercise of such rights unless and until such authority is obtained.

10.	Accumulated Payroll Deductions.
A participant’s accumulated payroll deductions are part of the general funds of the Company and do not earn interest, unless the terms of the Offering specifically so provide.

11.	Rights As A Stockholder.
A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until certificates representing such shares shall have been issued or recorded in the books of the Company (or its transfer agent).

12.	Adjustments Upon Changes In Stock.
(a)    If any change is made in the securities subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and the outstanding rights thereunder will be appropriately adjusted as to the class(es) and maximum number of securities subject to the Plan and the class(es) and number of securities and price per share subject to each outstanding purchase right.
(b)    In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but in which the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, as determined by the Board in its sole discretion (i) any surviving corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) the accumulated payroll deductions may be used to purchase shares of Common Stock immediately prior to the transaction described above and the rights of participants under the ongoing Offering shall be terminated.

13.	Amendment Of The Plan.
(a)    The Board at any time, and from time to time, may amend the Plan, including to re-combine the International Plan with the Plan. However, except as provided in paragraph 12 relating to adjustments upon certain changes to the Common Stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:
(i)    Increase the total number of shares reserved for issuance and sale in the aggregate under the Plan and the International Plan;
(ii)    Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to maintain employee stock purchase plan treatment under Section 423 of the Code or to comply with any applicable Nasdaq or securities exchange listing requirements); or
(iii)    Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to maintain employee stock purchase plan treatment under Section 423 of the Code or to comply with any applicable Nasdaq or securities exchange listing requirements.
The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.
(b)    Rights and obligations under any rights granted before amendment of the Plan shall not be materially and adversely altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted or except as necessary to comply with applicable laws or governmental regulations or to ensure that the Plan and/or rights granted thereunder comply with the requirements of Section 423 of the Code.

14.	Designation Of Beneficiary.
(a)    A participant may file with the Company on a form provided by the Company, a written designation of a beneficiary who is to receive any cash, if any, from the participant under the Plan in the event of such participant’s death subsequent to the end of an Offering but prior to delivery to the participant of such cash. In addition, a participant may file with the Company on a form provided by the Company, a written designation of a beneficiary who is to receive any cash from the participant under the Plan in the event of such participant’s death during an Offering.
(b)    The participant may change such designation of beneficiary at any time by written notice to the Company in the form provided by the Company. In the event of the death of a participant in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate or determine to be the appropriate recipient of the shares and/or cash under applicable law.

15.	Termination Or Suspension Of The Plan.
(a)    The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan (as herein amended and restated) was adopted by the Board or approved by the stockholders of the Company, whichever was earlier. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.
(b)    Rights and obligations under any rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with applicable laws or governmental regulation or to ensure that the Plan and/or rights granted thereunder comply with the requirements of Section 423 of the Code.

16.	Severability.
If any particular provision of the Plan is found to be invalid or unenforceable, such provision shall not affect the other provisions of the Plan, but the Plan shall be construed in all respects as if such invalid provision had been omitted.

17.	Governing Law.

Except to the extent that provisions of the Plan are governed by applicable provisions of the Code or any other substantive provision of U.S. federal law, the Plan shall be construed in accordance with, and shall be governed by, the substantive laws of the State of Delaware without resort to Delaware’s conflict-of-laws rules.

18.	Effective Date Of Plan.
The Plan (as herein amended and restated) shall become effective as determined by the Board, but no rights granted under the Plan shall be exercised unless and until the stockholders of the Company have approved the Plan.